UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2025

Farmers and Merchants Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55756	81-3605835
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

4510 Lower Beckleysville Road, Suite H, Hampstead, MD	21074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 374-1510

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On June 17, 2025, Farmers and Merchants Bancshares, Inc. (the “Company”) and Equiniti Trust Company, LLC (“EQ”) entered into a First Amendment to Rights Agreement (the “Amendment”), which amended the Rights Agreement, dated as of July 30, 2024, by and between the Company and EQ (the “Rights Agreement”). The Amendment extends the final expiration date of the rights issued under the Rights Agreement to July 29, 2026 unless further extended or accelerated as provided in the Rights Agreement.

The Amendment is filed as Exhibit 4.2 to this report and is incorporated herein by reference. The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.2.

Item 3.03         Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this report is incorporated into this Item 3.03 by reference.

Item 9.01         Financial Statements and Exhibits.

(d)         Exhibits.

The exhibits filed with this report are listed in the following Exhibit Index:

Exhibit No.	Description

4.1
Rights Agreement, dated as of July 30, 2024, by and between Farmers and Merchants Bancshares, Inc. and Equiniti Trust Company, LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 30, 2024)

4.2	First Amendment to Rights Agreement, dated as of June 17, 2025, by and between Farmers and Merchants Bancshares, Inc. and Equiniti Trust Company, LLC, as Rights Agent (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS AND MERCHANTS BANCSHARES, INC.

Dated: June 18, 2025	By:	/s/ Gary A. Harris
Gary A. Harris
President & CEO